Registration No. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HYTHIAM, INC.
(Exact name of registrant as specified in its charter)

Delaware	8090	88-0464853
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11150 Santa Monica Boulevard, Suite 1500
Los Angeles, California 90025
(310) 444-4300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Terren S. Peizer
Chief Executive Officer
Hythiam, Inc.
11150 Santa Monica Boulevard, Suite 1500
Los Angeles, California 90025
(310) 444-4300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Glenn D. Smith, Esq.
Kaye Scholer LLP
1999 Avenue of the Stars, Suite 1700
Los Angeles, CA 90067
(310) 788-1000

Approximate date of commencement of proposed sale to the public: promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑  333-166289

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
3,400,000 shares of common stock, $0.0001 par value	$	$
Warrants to purchase 2,550,000 shares of common stock (1)	$	$
2,550,000 shares of common stock issuable upon exercise of the warrants
Total	$1,000,000	$71.30(3)

(1)	The securities registered also include such indeterminate number of shares of common stock as may be issued upon exercise of warrants pursuant to the antidilution provisions of the warrants.

(2)	Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933.

(3)	Previously paid.

This Registration Statement shall become effective upon filing with the SEC in accordance with Rule 462(b) under the Securities Act of 1933.

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EXPLANATORY NOTE

This registration statement is being filed with respect to the registration of additional shares of common stock of Hythiam Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (Registration No. 333-166289), initially filed by Hythiam with the Securities and Exchange Commission on April 26, 2010 as amended by Amendment No. 1 thereto filed on May 17, 2010, Amendment No. 2 thereto filed on June 8, 2010, Amendment No. 3 thereto filed on June 14, 2010, Amendment No. 4 thereto filed on June 22, 2010 and Amendment No. 5 thereto filed on June 25, 2010, and which was declared effective on June 28, 2010, including the exhibits thereto, are incorporated herein by reference.

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Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of June, 2010.

HYTHIAM, INC.

By:	/s/ TERREN S. PEIZER
Terren S. Peizer
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ TERREN S. PEIZER Terren S. Peizer	Chairman of the Board of Directors and Chief Executive Office (Principal Executive Officer)	June 30, 2010

	/s/ JOHN V. RIGALI John V. Rigali	Chief Financial Officer ( Principal Financial and Accounting Officer )	June 30, 2010

	/s/ RICHARD A. ANDERSON Richard A. Anderson	President, Chief Operating Officer and Director	June 30, 2010

	/s/ * Jay A. Wolf	Director	June 30, 2010

	/s/ * Marc G. Cummins	Director	June 30, 2010

	/s/ * Andrea Grubb Barthwell, M.D.	Director	June 30, 2010

* By:	/s/ TERREN S. PEIZER
Terren S. Peizer
Attorney-in-fact

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